U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2008

On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15117	84-1280679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Corporate Drive, Suite 100, Clifton Park, NY	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 348-0099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2008, in connection with the resignation of William A. Newman from the Board of Directors of On2 Technologies, Inc., Mr. Newman and On2 entered into an Agreement for Extension of Option Exercisability and Continued Vesting of Restricted Stock (the “Agreement”).

During the course of Mr. Newman’s service as a director, On2 had issued stock options and restricted stock to Mr. Newman from time to time. At the time of his resignation, 465,000 stock options were outstanding and 63,206 unvested restricted shares of common stock had been granted. The terms of the stock option grants provided that they be exercised within three months of Mr. Newman’s resignation as a director, and the terms of the restricted stock grants provided that these unvested shares would terminate upon his resignation as a director. Notwithstanding these provisions, the Company agreed to extend the exercisability of outstanding stock options through the second anniversary of Mr. Newman’s resignation and to continue the vesting of restricted stock on the same basis as if Mr. Newman had continued as a director, as set forth in the respective restricted stock grants.

A copy of the Agreement is attached as Exhibit 10.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 19, 2008, William A. Newman resigned from On2’s Board of Directors, effective that same day. Mr. Newman’s resignation was voluntary, and there were no disagreements between Mr. Newman and On2 pertaining to On2’s operations, policies or practices.

Mr. Newman was a member of the Board’s Executive Committee. Following Mr. Newman’s resignation, a majority of the Board continued to be independent directors, as determined by the Board under the applicable rules of the American Stock Exchange (now known as the NYSE Alternext US LLC).

In connection with Mr. Newman’s resignation, he and On2 agreed to extend Mr. Newman’s right to exercise stock options that On2 had previously issued to him and to continue the vesting of restricted stock On2 previously issued to him. See Item 1.01 for further information.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit 10.1	Form of Agreement for Extension of Option Exercisability and Continued Vesting of Restricted Stock, dated as of November 19, 2008, between On2 Technologies, Inc. and William A. Newman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ON2 TECHNOLOGIES, INC.

Date: November 21, 2008	By:	/s/ Timothy Reusing
	Name:	Timothy Reusing
	Title:	Executive Vice President and General Counsel

Exhibit 10.1	Form of Agreement for Extension of Option Exercisability and Continued Vesting of Restricted Stock, dated as of November 19, 2008, between On2 Technologies, Inc. and William A. Newman